UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (September 25, 2019) September 24, 2019

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor New York, NY 10022
(Address of principal executive offices)

(212) 521-4052
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported on July 16, 2019, 1847 PT Inc. (“1847 PT”), a subsidiary of 1847 Holdings LLC (the “Registrant”), entered into a Securities Purchase Agreement dated July 12, 2019 (the “Purchase Agreement”) with Patriot Transport Inc., an Illinois corporation, Expeditor Systems, Inc., an Illinois corporation, Expeditors, Inc., an Illinois corporation, Top Gear Inc., an Illinois corporation, Leasing Truck Solution Inc., an Illinois corporation, Expeditors Companies Inc., an Illinois corporation, Patriot Training Facility Inc., an Illinois corporation f/k/a Top Gear Driving Academy Inc. (collectively, the “Companies”), and the other party set forth in Exhibit A thereto (the “Seller”).

Pursuant to the terms and conditions of the Purchase Agreement, 1847 PT agreed to acquire all of the capital stock and other equity securities of the Companies for an aggregate purchase price of $35 million, consisting of: (i) $21 million in cash, and (ii) an 8% subordinated promissory note in the principal amount of $14 million.

There is no material relationship between the Registrant, 1847 PT, or any of their affiliates, on the one hand, and the Seller or the Companies, on the other hand, other than in respect of the Purchase Agreement.

Article VIII of the Purchase Agreement sets forth the provisions by which the Purchase Agreement may be terminated, including by either 1847 PT or the Seller if the closing of the transaction does not occur on or before the 60th calendar day following the date of the Purchase Agreement. 1847 PT has determined that is in its best interest to terminate the Purchase Agreement and has done so, effective September 24, 2019. The termination did not trigger any early termination penalty under the Purchase Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: September 25, 2019	/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

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